Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BBIF Government Securities Fund and Master Government Securities LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants' Report on Form N-CSR for the period ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: June 3, 2013

/s/ John M. Perlowski

John M. Perlowski

Chief Executive Officer (principal executive officer) of

BBIF Government Securities Fund and Master Government Securities LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BBIF Government Securities Fund and Master Government Securities LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants' Report on Form N-CSR for the period ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: June 3, 2013

/s/ Neal J. Andrews
Neal J. Andrews

Chief Financial Officer (principal financial officer) of

BBIF Government Securities Fund and Master Government Securities LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.